Exhibit 99.1

                          AQUATRONICS INDUSTRIES, INC.



                          AUDITED FINANCIAL STATEMENTS

                                  MAY 31, 2005



                                 ALSO PRESENTED:


                         UNAUDITED FINANCIAL STATEMENTS

                            FOR THE TWO MONTHS ENDED

                                  JULY 31, 2005

                          AQUATRONICS INDUSTRIES, INC.
                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                     FS-1

BALANCE SHEETS                                                              FS-2

STATEMENTS OF OPERATIONS                                                    FS-3

STATEMENTS OF STOCKHOLDERS' (DEFICIT)                                       FS-4

STATEMENTS OF CASH FLOWS                                                    FS-5

NOTES TO FINANCIAL STATEMENTS                                               FS-6

                              BAUM & COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                        1515 UNIVERSITY DRIVE, SUITE 209
                          CORAL SPRINGS, FLORIDA 33071


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


Board of Directors
Aquatronics Industries, Inc.
501 Bullocks Point Avenue
Riverside, RI  02915

We have audited the accompanying balance sheet of Aquatronics Industries, Inc., as of May 31, 2005, and the related statement of operations, stockholders' (deficit), and cash flows for the year ended May 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aquatronics Industries, Inc., as of May 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Baum & Company, P.A.

Coral Springs, Florida
June 14, 2006

                          AQUATRONICS INDUSTRIES, INC.
                                 BALANCE SHEETS

                                                         May 31,      July 31,
                                                          2005          2005
                                                       ----------    ----------
                                                                    (Unaudited)
                                     ASSETS




Current Assets:
     Cash                                              $       17    $   14,753
     Accounts Receivable                                   37,201        88,589
     Inventory                                             77,880       105,080
     Prepaid Expenses                                       1,364         1,212
                                                       ----------    ----------
         Total Current Assets                             116,462       209,634
                                                       ----------    ----------

Property, Plant and Equipment (Net)                        57,787        54,671
                                                       ----------    ----------

         Total Assets                                  $  174,249    $  264,305
                                                       ==========    ==========

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
     Bank Overdraft                                    $   12,070    $     --
     Current Maturities - Notes and Loans Payable          96,430       216,429
     Accounts Payable and Accrued Expenses                229,668       222,492
                                                       ----------    ----------
         Total Current Liabilities                        338,168       438,921
                                                       ----------    ----------

Long-Term Debt                                              1,324           795

Due to Related Party                                         --           1,700
                                                       ----------    ----------

         Total Liabilities                                339,492       441,416
                                                       ----------    ----------

Commitments and Contingencies                                --            --

Stockholders' (Deficit)
     Common Stock, no par value per share,
       4,000 shares authorized, 100 shares
       outstanding at May 31, 2005                            500           500
     Additional Paid-in Capital                            33,944        33,944
     Accumulated (Deficit)                               (199,687)     (211,555)
                                                       ----------    ----------
Total Stockholders' (Deficit)                            (165,243)     (177,111)
                                                       ----------    ----------

      Total Liabilities and Stockholders' (Deficit)    $  174,249    $  264,305
                                                       ==========    ==========


    The accompanying notes are an integral part of the financial statements.

                          AQUATRONICS INDUSTRIES, INC.
                            STATEMENTS OF OPERATIONS

                                                                     Two Months
                                                     Year Ending       Ending
                                                       May 31,        July 31,
                                                         2005           2005
                                                     -----------    -----------
                                                                    (Unaudited)


Revenues                                             $   459,350    $    56,702
                                                     -----------    -----------

Expenses
Cost of Sales                                            330,692         31,721
Operating Expenses                                        45,521         11,391
Depreciation                                              16,996          3,805
Interest                                                  14,185          2,072
Officer's Salary                                          14,100           --
Selling, General and Administrative                      171,364         19,581
                                                     -----------    -----------
         Total Expenses                                  592,858         68,570
                                                     -----------    -----------

Net (Loss)                                           $  (133,508)   $   (11,868)
                                                     ===========    ===========












    The accompanying notes are an integral part of the financial statements.


                          AQUATRONICS INDUSTRIES, INC.
                      STATEMENTS OF STOCKHOLDERS' (DEFICIT)



                              Common Stock                   Additional                        Total
                                 Shares                       Paid-In      Accumulated     Stockholders'
                                 Issued         Amount        Capital       (Deficit)        (Deficit)
                              ------------   ------------   ------------   ------------    ------------


Balance
  May 31, 2004                         100   $        500   $          0   $    (66,179)   $    (65,679)

Capital Contribution
  By Related Party                    --             --           33,944           --            33,944

Net Loss for the Period               --             --             --         (133,508)       (133,508)
                              ------------   ------------   ------------   ------------    ------------

Balance
  May 31, 2005                         100            500         33,944       (199,687)       (165,243)

Net Loss for the Period               --             --             --          (11,868)        (11,868)
                              ------------   ------------   ------------   ------------    ------------

Balance
  July 31, 2005 (Unaudited)            100   $        500   $     33,944   $   (211,555)   $   (177,111)
                              ============   ============   ============   ============    ============














    The accompanying notes are an integral part of the financial statements.

                          AQUATRONICS INDUSTRIES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                     Two Months
                                                     Year Ending       Ending
                                                       May 31,        July 31,
                                                         2005           2005
                                                     -----------    -----------
                                                                    (Unaudited)

Cash Flows Provided (Required) By
  Operating Activities:
    Net (Loss)                                       $  (133,508)   $   (11,868)
    Adjustments to Reconcile Net (Loss) to Net Cash
      Provided (Required) by Operating Activities:
       Depreciation                                       16,996          3,805
       Changes in
         Accounts Receivable                              25,465        (51,388)
         Inventory                                        (6,405)       (27,200)
         Prepaid Expenses                                 (1,364)           152
         Accounts Payable, Accrued Expenses and
         Bank Overdraft                                   52,545        (19,246)
         Customer Deposits                               (14,108)          --
                                                     -----------    -----------

Net Cash (Required) By Operating Activities              (60,379)      (105,745)
                                                     -----------    -----------

Cash Flows (Required) By Investing Activities:
     Acquisitions of Machinery and Equipment             (66,379)          (689)
                                                     -----------    -----------

Net Cash Provided By Investing Activities                (66,379)          (689)
                                                     -----------    -----------

Cash Flows Provided (Required)
  By Financing Activities:
      Payments of Long-Term Loan                          (2,915)          (530)
      Proceeds of Short-Term Loans                        72,987        120,000
      Loan from Related Party                               --            1,700
      Loan Repayment from Related Party                   22,752           --
      Capital Contribution from Related Party             33,944           --
                                                     -----------    -----------

Net Cash Provided by Financing Activities                126,768        121,170
                                                     -----------    -----------

Net Increase in Cash                                          10         14,736
Cash at Beginning of Period                                    7             17
                                                     -----------    -----------
Cash at End of Period                                $        17    $    14,753
                                                     ===========    ===========

Supplemental Disclosures of Cash
  Flow Information:
      Cash Payments for Interest                     $    14,185    $     2,072
                                                     ===========    ===========

      Cash Payments for Income Taxes                 $         0    $         0
                                                     ===========    ===========



    The accompanying notes are an integral part of the financial statements.

                           AQUATRONICS INDUSTRIES INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------   ------------------------------------------

This summary of significant accounting policies is presented to assist in understanding these financial statements. The financial statements and notes are representations of management who are responsible for their integrity and objectivity. The accounting policies used conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of these financial statements.

Organization
------------

Aquatronics Industries, Inc., the Company, was incorporated in the state of Rhode Island on July 2, 1998.

Business
--------

The Company is engaged in providing water remediation and purification services, as well as related products, to a wide variety of industrial, commercial and residential customers.

Fair Value of Financial Instruments
-----------------------------------

The Company has adopted Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Value of Financial Instruments", which requires the disclosures of the fair value of off-and-on balance sheet financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments (none of which are held for trading purposes), approximate the carrying values of such amounts.

Use of Estimates
----------------

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to use estimates and make judgments. While management has considered all available information, actual amounts could differ from those reported as assets, liabilities, related revenues, costs and expenses and the disclosed amounts of contingencies.

Property, Plant and Equipment
-----------------------------

Property, plant and equipment are recorded at historical cost. Depreciation of property, plant and equipment is provided on the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations. Additions and betterments, which extend the useful lives of the assets, are capitalized. Upon retirement or disposal of the property, plant and equipment, the cost and accumulated depreciation are eliminated from the accounts, and the resulting gain or loss is reflected in operations.

Long-Lived Assets
-----------------

Statement of Financial Accounting Standards 144 (SFAS 144) "Accounting for the Impairment or Disposal of Long-Lived Assets" requires that long-lived assets to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset, and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Revenue Recognition
-------------------

The Company recognizes revenue on service contracts and systems sales ratably over applicable contract periods or as services are performed. Amounts billed and collected before the services are performed are included in deferred revenues. Amounts collected but not billed, before the services are performed, are included in customer deposits.

                           AQUATRONICS INDUSTRIES INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
------   ------------------------------------------------------

Income Taxes
------------

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards 109 (SFAS 109), "Accounting for Income Taxes," which requires the establishment of a deferred tax asset or liability for the recognition of future deductions or taxable amounts and operating loss carry forwards. Deferred tax expense or benefit is recognized as a result of the change in the deferred asset or liability during the year. If necessary, the Company will establish a valuation allowance to reduce any deferred tax asset to an amount which will, more likely than not, be realized.


NOTE 2 - GOING CONCERN
------   -------------

The accompanying audited financial statements have been prepared on a going concern basis, which anticipates the realization of assets and the liquidation of liabilities during the normal course of operations. However, as shown in these financial statements, the Company during the year ended May 31, 2005, incurred a net loss of $133,508, and as of that date, the Company has an accumulated deficit of $199,687. In addition, the Company's total liabilities exceeded its total assets by $165,243. These factors raise doubt about the Company's ability to continue as a going concern if changes in operations are not forthcoming.

The Company's ability to continue as a going concern will depend on management's ability to successfully implement a business plan which will increase revenues, control costs, and obtain additional forms of debt/equity financing. In furtherance of these objectives see Note 9 - Subsequent Events. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


NOTE 3 - PROPERTY, PLANT AND EQUIPMENT
------   -----------------------------

A summary of property, plant and equipment at May 31, 2005, and July 31, 2005 is as follows:

                                                      Two Months
                                         Year Ended     Ended
                                           May 31,     July 31,      Estimated
                                            2005         2005      Economic Life
                                         ----------   ----------   -------------
                                                      (Unaudited)

Machinery & Equipment                    $   61,000   $   61,000      5 years
Office Equipment                              9,578        9,578      7 years
Computers & Related Equipment                10,879       11,568      5 years
Transportation Equipment                     25,589       25,589      5 years
                                         ----------   ----------
     Total                                  107,046      107,735
Less Accumulated Depreciation                49,259       53,064
                                         ----------   ----------
  Net Property, Plant & Equipment        $   57,787   $   54,671
                                         ==========   ==========

Depreciation expense for the year ended May 31, 2005, and the two months ended July 31, 2005, amounted to $16,996 and $3,805, respectively.



                           AQUATRONICS INDUSTRIES INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 4 - INCOME TAXES

The Company  files Federal and Rhode Island tax returns.  At July 31, 2005,  the
Company  had a  net  operating  tax  carry  forward  of  approximately  $123,000 available to offset future Federal and Rhode Island taxable income through 2025.
The components of the deferred tax assets and  liabilities  accounts at July 31,
2005, are as follows:

                                                                      Two Months
                                                       Year Ending      Ending
                                                         May 31,       July 31,
                                                           2005          2005
                                                       -----------   -----------
                                                                     (Unaudited)
 Total Deferred Tax Assets (at an effective
    Federal and Rhode Island tax rate of 40%)          $    44,400   $    49,200
 Less:  Valuation Allowance                                 44,400        49,200
                                                       -----------   -----------
 Deferred Tax Asset (Liability)                        $         0   $         0
                                                       ===========   ===========


NOTE 5 - LONG-TERM DEBT
------   --------------

A summary of notes and loans payable at May 31, 2005, and July 31, 2005, are as follows:

                                                                        Two Months
                                                         Year Ending     Ending
                                                           May 31,       July 31,
                                                             2005          2005
                                                         -----------   -----------
                                                                       (Unaudited)
Notes Payable, Secured by Autos and Equipment, Maturing
  between April 23, 2006, and October 2, 2006            $     6,754   $     6,224

Note Payable, Unsecured, 7% Interest Bearing,
  Payable on Demand                                           20,000        20,000

Loan Payable, Unsecured, 21% Interest Bearing
  Payable on Demand                                           10,000        10,000

Loan Payable, Unsecured, Non-Interest Bearing
  Payable on Demand                                           61,000       181,000
                                                         -----------   -----------
                                                              97,754       217,224
        Less Current Maturities                               96,430       216,429
                                                         -----------   -----------
             Total Long-Term Debt                        $     1,324   $       795
                                                         ===========   ===========


NOTE 6 - LOAN PAYABLE -RELATED PARTY
------   ---------------------------

The Company received advances from a related party during the two months ended July 31, 2005. These advances were satisfied upon the sale of the business.

                           AQUATRONICS INDUSTRIES INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 7 - LEASES
------   ------

The Company entered into a ten-year operating lease beginning October 1, 2004, for its business offices and laboratory workshop at an initial annual rent of $33,600 increasing to $45,600 after the first year.

Minimum future commitments under the operating lease are as follows:

                                                                      Two Months
                                                       Year Ending      Ending
                                                         May 31,       July 31,
         Period                                            2005          2005
         ------                                        -----------   -----------
                                                                     (Unaudited)

         FYE May 31, 2006                              $    41,600   $    36,000
         FYE May 31, 2007                                   45,600        45,600
         FYE May 31, 2008                                   45,600        45,600
         FYE May 31, 2009                                   45,600        45,600
         FYE May 31, 2010                                   45,600        45,600
         June 1, 2010 to Sept. 30, 2014                    197,600       197,600
                                                       -----------   -----------
         Total Minimum Lease Payments                  $   421,600   $   416,000
                                                       ===========   ===========

Rent expense for the year ended May 31, 2005, and two months ended July 31, 2005, was $22,400 and $5,600, respectively.


NOTE 8 - COMMITMENTS AND CONTINGENCIES
------   -----------------------------

The Company is subject to the laws and regulations relating to the protection of the environment. The Company's policy is to accrue environmental and related cleanup costs of a non-capital nature when it is both probable that a liability has been incurred and when the amount can be reasonably estimated. Although it is not possible to quantify with any degree of certainty the financial impact of the Company's continuing compliance efforts, management believes any future remediation or other compliance related costs will not have material adverse effect on the financial condition or reported results of operations of the Company.

The Company currently has a federal tax lien filed against it for unpaid federal withholding and social security taxes. The Company and the Internal Revenue Service in September entered into an installment agreement which provides for a monthly payment by the Company of $5,000 until the debt is liquidated. As of this report date, the Company owed approximately $58,000.

NOTE 9 - SUBSEQUENT EVENTS
------   -----------------

On September 13, 2005, (with an effective date of August 1, 2005), 100% of the outstanding stock of the Company was acquired by Ecoloclean Industries, Inc. (a publicly traded entity) of Crystal City, Texas, by the issuance of 2,500,000 shares of its restricted common stock and providing $300,000 of working capital. As of the report date, $61,000 of the working capital required was advanced as a non-interest bearing loan (See Note 5 - Long-Term Debt).

In addition to receiving the $300,000 initial working capital requirement, the Company has received additional working capital in excess of $175,000 as of June 9, 2006.

                           AQUATRONICS INDUSTRIES INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 9 - SUBSEQUENT EVENTS (CONTINUED)

On March 23, 2006, the Company acquired, by assignment, the "Bio-Catalytic" water purification patent. The Company was assisted in completing the transaction by Ecoloclean Industries, Inc., through the issuance of 3 million shares of its restricted common stock, of which 1 million shares was released currently, with the remaining 2 million shares to be released no later than March 23, 2007, or sooner, depending on sales utilizing the assigned patent.

In addition, the transaction required a payment of $150,000 over a one year period of which $30,000 was paid by June 9, 2006, and a 5% royalty on sales of the Company's water purification systems utilizing the patented compound and/or the compound itself.